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                                                        EXHIBIT 99.1

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              FAY'S INCORPORATED

PROXY                                                                 PROXY

     The undersigned hereby appoints James F. Poole, Jr. and Warren D. Wolfson, and each of them, with full power of substitution, and hereby authorizes each of them to represent the undersigned and in the name, place and stead of the undersigned to vote and act with respect to, as designated below, all the shares of Common Stock, of the par value of $.10 per share ("Fay's Common Stock"), of Fay's Incorporated ("Fay's") held of record by the undersigned on August 30, 1996 or with respect to which the undersigned is entitled to vote and act at the Special Meeting of the holders of shares of Fay's Common Stock to be held on October 11, 1996, including any adjournment(s) or postponement(s) thereof (the "Special Meeting"), for the following purpose:

                  (continued and to be signed on other side)


                          (continued from other side)

     Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 5, 1996 and amended as of September 5, 1996 (the "Merger Agreement"), relating to the merger of Beta Acquisition Corp., a New York corporation and a wholly owned subsidiary of J.C. Penney Company, Inc., a Delaware corporation ("JC Penney"), with and into Fay's pursuant to which each outstanding share of Fay's Common Stock will be converted into the right to receive a fractional share of JC Penney common stock of 50c par value ("JC Penney Common Stock") valued at $12.75, subject to a minimum per share exchange of .2253397 of a share of JC Penney Common Stock, a maximum per share exchange of .2754151 of a share of JC Penney Common Stock and appraisal rights, as more fully described in the Proxy Statement/Prospectus relating to the Special Meeting.

       [_] FOR                 [_] AGAINST                 [_] ABSTAIN


     THE BOARD OF DIRECTORS OF FAY'S RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Fay's and the Proxy Statement/Prospectus relating to the Special Meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is executed and returned, but no direction is indicated hereon, this proxy will be voted FOR the approval and adoption of the Merger Agreement.

                                                PLEASE DATE, SIGN AND MAIL THIS
                                                PROXY IN THE ENCLOSED ENVELOPE.
                                                NO POSTAGE IS NECESSARY.

                                                Dated                       1996
                                                      ---------------------,

                                                --------------------------------
                                                            Signature

                                                --------------------------------
                                                    Signature if Held Jointly

                                                Please date this proxy and sign
                                                exactly as your name appears
                                                herein. Where there is more than
                                                one owner, each must sign. When
                                                signing as attorney, executor,
                                                administrator, trustee,
                                                guardian, corporate officer or
                                                partner, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by duly authorized officer.
                                                If a partnership, please sign in
                                                partnership name by authorized
                                                person.